Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Four Corners Property Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share	Rule 457(o)(1)	-	-	$450,000,000	0.00011020	$49,590.00

Total Offering Amounts					$450,000,000		$49,950.00

Total Fees Previously Paid							-

Total Fee Offsets							$10,179.16

Net Fee Due							$39,410.84

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-268205, except with respect to unsold securities that have been previously registered.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source

Rule 457(p)

Fee Offset Claims	Four Corners Property Trust, Inc.	424(b)(5)	333-234638	February 24, 2021	-	$10,179.16(1)	Equity	Common Stock, par value $0.0001 per share	-	$93,301,231	-

Fee Offset Sources	Four Corners Property Trust, Inc.	424(b)(5)	333-234638	-	February 24, 2021	-	-	-	-	-	$10,179.16

(1)

Four Corners Property Trust, Inc. (the “Company”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $450,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company has previously registered shares of common stock having a proposed maximum aggregate offering price of up to $350,000,000 offered by means of a prospectus supplement dated February 24, 2021 and an accompanying prospectus dated November 12, 2019 pursuant to a Registration Statement on Form S-3 (Registration No. 333-234638) filed on November 12, 2019 (the “Prior Registration Statement”). Of those shares of common stock, shares of common stock having an aggregate offering price of $256,698,769 have been sold. As such, pursuant to Rule 415(a)(6) under the Securities Act, securities with an aggregate offering price of $93,301,231 offered hereby are unsold securities previously registered on the Prior Registration Statement, for which filing fees of $10,179.16 were previously paid to the SEC on February 24, 2021 and will continue to be applied to such unsold securities. The Prior Registration Statement terminated effective upon the filing of a Registration Statement on Form S-3 (Registration No. 333-268205) filed on November 7, 2022.